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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 4, 1998

                               VISX, INCORPORATED
             (Exact name of Registrant as specified in its charter)

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                            3400 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051
                                 (408) 733-2020
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


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
           DELAWARE                           1-10694                           06-1161793
(State or other Jurisdiction of        (Commission File No.)         (IRS Employer Identification No.)
Incorporation or Organization)
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ITEM 5.   OTHER EVENTS.

     On June 4, 1998 a definitive settlement agreement was entered into between and among Summit Technology, Inc. ("Summit"), Summit Partner, Inc., the Registrant, VISX Partner, Inc. and Pillar Point Partners ("Pillar Point"). All parties agreed to dissolve Pillar Point, the partnership formed between them to bring laser vision correction to its current status as a safe and effective alternative to glasses and contact lenses. Registrant and Summit also agreed to end all pending disputes and litigation between the two companies. Under the settlement, Registrant and Summit will each retain their respective rights to license other manufacturers to their own patents and have granted to each other a worldwide, royalty free cross license. In addition, each party will have full rights to license its laser system users to all patents owned by either company relating to laser ablation of corneal tissue including all patents presently included, or includable, in Pillar Point. The settlement requires a payment by Registrant to Summit of $35 million.


ITEM 7.   EXHIBITS

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
Exhibit 99.1*       Settlement and Dissolution Agreement dated June 4, 1998.
                    The Registrant will furnish supplementally a copy of any omitted exhibit (with certain confidential portions redacted) to the Settlement and Dissolution Agreement to
                    the Securities and Exchange Commission upon request.
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*Confidential Treatment has been requested for certain portions of this exhibit.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISX, INCORPORATED


Dated: June 23, 1998                    By: /s/ MARK B. LOGAN
                                           --------------------------------
                                           Mark B. Logan
                                           Chairman of the Board, President
                                           and Chief Executive Officer
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                               INDEX TO EXHIBITS

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
Exhibit No.         Description
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
99.1*               Settlement and Dissolution Agreement dated June 4, 1998.
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*Confidential Treatment has been requested for certain portions of this exhibit.